                                     EXHIBIT 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories
                          --------------------------------

     The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

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
                          POSITION/PRESENT PRINCIPAL
                          OCCUPATION OR EMPLOYMENT
NAME                      AND BUSINESS ADDRESS                    CITIZENSHIP

CORPORATE OFFICERS
------------------
Duane L. Burnham(1)       Chairman of the Board and Chief         U.S.A.
                          Executive Officer
Thomas R. Hodgson(1)      President and Chief Operating Officer   U.S.A.
Robert L. Parkinson(1)    Executive Vice President                U.S.A.
Miles D. White(1)         Executive Vice President                U.S.A.
Joy A. Amundson(1)        Senior Vice President, Ross Products    U.S.A.
Thomas D. Brown(1)        Senior Vice President, Diagnostic       U.S.A.
                          Operations
Gary P. Coughlan(1)       Senior Vice President, Finance and      U.S.A.
                          Chief Financial Officer
Jose M. de Lasa(1)        Senior Vice President, Secretary and    U.S.A.
                          General Counsel
William G. Dempsey(1)     Senior Vice President, Chemical and     U.S.A.
                          Agricultural Products
Richard A. Gonzalez(1)    Senior Vice President, Hospital         U.S.A.
                          Products
Arthur J. Higgins(1)      Senior Vice President, Pharmaceutical   United
                          Operations                              Kingdom

CORPORATE OFFICERS
Continued
---------

Ellen M. Walvoord(1)      Senior Vice President, Human Resources  U.S.A.
Josef Wendler(1)          Senior Vice President, International    Germany
                          Operations
Catherine V. Babington(1) Vice President, Investor Relations and  U.S.A.
                          Public Affairs
Patrick J. Balthrop       Vice President, Diagnostic Commercial   U.S.A.
                          Operations
Mark E. Barmak            Vice President, Litigation and          U.S.A.
                          Government Affairs
Christopher B. Begley     Vice President, Abbott Health Systems   U.S.A.
Douglas C. Bryant         Vice President, Diagnostic Operations,  U.S.A.
                          Asia and Pacific
Gary R. Byers(1)          Vice President, Internal Audit          U.S.A.
Thomas C. Chen            Vice President, Pacific, Asia, and      U.S.A.
                          Africa Operations
Kenneth W. Farmer(1)      Vice President, Management Information  U.S.A.
                          Services and Administration
Edward J. Fiorentino      Vice President, Pharmaceutical          U.S.A.
                          Products, Marketing, and Sales
Thomas C. Freyman(1)      Vice President and Treasurer            U.S.A.
David B. Goffredo         Vice President, European Operations     U.S.A.
Guillermo A. Herrera      Vice President, Latin America and       Colombia
                          Canada Operations
Jay B. Johnston           Vice President, Diagnostic Assays and   U.S.A.
                          Systems
James J. Koziarz, Ph.D.   Vice President, Diagnostic Products     U.S.A.
                          Research and Development
John F. Lussen(1)         Vice President, Taxes                   U.S.A.
Edward L. Michael         Vice President, Diagnostic Operations,  U.S.A.
                          Europe, Africa, and Middle East
Theodore A. Olson(1)      Vice President and Controller           U.S.A.

CORPORATE OFFICERS
Continued
---------

Andre G. Pernet, Ph.D.    Vice President, Pharmaceutical          U.S.A.
                          Products Research and Development
William H. Stadtlander    Vice President, Ross Medical            U.S.A.
                          Nutritional Products
Marcia A. Thomas(1)       Vice President, Corporate Quality       U.S.A.
                          Assurance and Regulatory Affairs
Steven J. Weger(1)        Vice President, Corporate Planning and  U.S.A.
                          Development
Susan M. Widner           Vice President, Diagnostic Operations,  U.S.A.
                          U.S. and Canada
Lance B. Wyatt(1)         Vice President, Corporate Engineering   U.S.A.

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







(1) Pursuant to Item 401 (b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401 (b).

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

NAME                    POSITION/PRESENT PRINCIPAL
                        OCCUPATION OR EMPLOYMENT
                        AND BUSINESS ADDRESS                     CITIZENSHIP

DIRECTORS
---------
K. Frank Austen, M.D.                                            U.S.A.
                           Smith Building, Room 638
                           One Jimmy Fund Way
                           Boston, Massachusetts 02115
Duane L. Burnham        Officer of Abbott                        U.S.A.
H. Laurance Fuller      Chairman and Chief Executive Officer     U.S.A.
                           Amoco Corporation
                           200 East Randolph Drive
                           Mail Code 3000
                           Chicago, Illinois 60601
Thomas R. Hodgson       Officer of Abbott                        U.S.A.
David A. Jones          Chairman of the Board                    U.S.A.
                           Humana Inc.
                           500 W. Main Street
                           Humana Building
                           Louisville, Kentucky 40202
The Rt. Hon. the Lord   Physician, Politician, and               United
Owen CH                    Businessman                           Kingdom
                           House of Lords
                           Westminster, London
                           SW1A OPW, England

Robert L. Parkinson     Officer of Abbott                        U.S.A.
Boone Powell, Jr.       President and Chief Executive Officer    U.S.A.
                           Baylor Health Care System and
                           Baylor University Medical Center,
                           3500 Gaston Avenue
                           Dallas, Texas 75246

---------------------

Addison Barry Rand      Executive Vice President                 U.S.A.
                           Xerox Corporation
                           800 Long Ridge Road
                           Stamford, Connecticut 06904-1600
Dr. W. Ann Reynolds     President                                U.S.A.
                           The University of Alabama at
                             Birmingham
                           701 S. 20th Street
                           Birmingham, Alabama 35294-0110
Roy S. Roberts          Vice President and Group Executive       U.S.A.
                           North American Vehicle
                             Sales, Service and Marketing
                           General Motors Corporation
                           100 Renaissance Center
                           Mail Code 482-A30-D10
                           Detroit, Michigan 48243
William D. Smithburg    Retired Chairman, President and Chief    U.S.A.
                        Executive Officer
                           The Quaker Oats Company
                           676 N. Michigan Avenue
                           Suite 3860
                           Chicago, IL 60611
John R. Walter          Chairman, Ashlin Management Corp.        U.S.A.
                           100 South Wacker Drive
                           Suite 2100
                           Chicago, IL 60606
                           (telecommunications company)
William L. Weiss        Chairman Emeritus, Ameritech             U.S.A.
                        Corporation
                           One First National Plaza
                           Suite 2530C
                           Chicago, Illinois 60603-2006
                           (telecommunications company)
Miles D. White          Officer of Abbott                        U.S.A.


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